Exhibit (m)(5)(i)

AMENDMENT TO SERVICES AGREEMENT BY AND AMONG NATIONAL

FINANCIAL SERVICES LLC, FIDELITY BROKERAGE SERVICES LLC, FIDELITY

INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC., AND GMO SERIES TRUST

THIS AMENDMENT, effective as of the first day of July, 2014, is by and among National Financial Services LLC (“NFS”), Fidelity Brokerage Services LLC (“FBS”), Fidelity Investments Institutional Operations Company, Inc. (“FIIOC”), and GMO Series Trust (“Fund/Agent”);

WITNESSETH:

WHEREAS, NFS, FBS, FIIOC, Fund/Agent entered into a Services Agreement dated May 1st, 2012 (the “Agreement”), with regard to certain administrative services provided to beneficial owners of shares of mutual funds or other investment products associated with Fund/Agent; and

WHEREAS, the parties now desire to amend the Agreement as provided for in the relevant sections thereof.

NOW THEREFORE, in consideration of the above premises the parties now amend the Agreement by:

(1) Restating in its entirety Exhibit C as attached hereto.

IN WITNESS WHEREOF, the parties have executed this amendment as of the date first written above.

GMO Series Trust* on behalf of the Funds separately and not jointly		National Financial Services LLC Member NYSE, SIPC

By:	/s/ Jason Harrison	By:	/s/ Charlie Geremia
Name:	Jason Harrison	Name:	Charlie Geremia
Title:	Clerk	Title:	VP
Date:	7/11/14	Date:	7/14/2014

Fidelity Brokerage Services LLC Member NYSE, SIPC		Fidelity Investments Institutional Operations Company, Inc.

By:	/s/ Carolyn Clancy	By:	/s/ Rachel Tyler
Name:	Carolyn Clancy	Name:	Rachel Tyler
Title:	EVP Funds Network	Title:	SVP
Date:	7/14/2014	Date:	7/11/2014

*	GMO Series Trust is a Massachusetts business trust and a copy of the Agreement and Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby riven that this Agreement is executed on behalf of the Trustees of GMO Series Trust as Trustees and not individually, and that the obligations of or arising out of this Agreement with respect to each series of GMO Series Trust are not binding upon any of the Trustees or shareholders individually, but are binding upon the assets and property of that series.

EXHIBIT C

FUNDS

Fund Information				Participation
Legal Fund Name		Ticker	CUSIP	No Transaction Fee Fund Program		FIIOC Channel Service Payment	RFN Fee
				NTF to all Brokerage Channels	NTF to Advisers only			FIIOC Channel Redemption Fee (minimum hold/fee rate)
1.	GMO Benchmark Free Allocation Series Fund R4		380131417			0.25%	0.00%	N/A	N/A
2.	GMO Core Plus Bond Series Fund R4		380131649			0.25%	0.00%	N/A	N/A
3.	GMO Emerging Countries Series Fund R4		380131672			0.25%	0.00%	N/A	N/A
4.	GMO Foreign Fund Series Fund R4		380131714			0.25%	0.00%	N/A	N/A
5.	GMO Global Asset Allocation Series Fund R4		380131441			0.25%	0.00%	N/A	N/A
6.	GMO Global Equity Allocation Series Fund R4		380131474			0.25%	0.00%	N/A	N/A
7.	GMO International Bond Series Fund R4		380131615			0.25%	0.00%	N/A	N/A
8.	GMO International Equity Allocation Series Fund R4		380131516			0.25%	0.00%	N/A	N/A
9.	GMO Quality Series Fund R4		380131409			0.25%	0.00%	N/A	N/A
10.	GMO U.S. Core Equity Series Fund R4		380131102			0.25%	0.00%	N/A	N/A
11.	GMO International Developed Equity Allocation Series R4		380131375			0.25%	0.00%	N/A	N/A
12.	GMO Benchmark Free Allocation Series Fund R5		380131391			0.10%	0.00%	N/A	N/A
13.	GMO Core Plus Bond Series Fund R5		380131631			0.10%	0.00%	N/A	N/A
14.	GMO Emerging Countries Series Fund R5		380131664			0.10%	0.00%	N/A	N/A
15.	GMO Foreign Fund Series Fund R5		380131698			0.10%	0.00%	N/A	N/A
16.	GMO Global Asset Allocation Series Fund R5		380131433			0.10%	0.00%	N/A	N/A
17.	GMO Global Equity Allocation Series Fund R5		380131466			0.10%	0.00%	N/A	N/A
18.	GMO International Bond Series Fund R5		380131599			0.10%	0.00%	N/A	N/A
19.	GMO International Equity Allocation Series Fund R5		380131490			0.10%	0.00%	N/A	N/A
20.	GMO Quality Series Fund R5		380131508			0.10%	0.00%	N/A	N/A
21.	GMO U.S. Core Equity Series Fund R5		380131201			0.10%	0.00%	N/A	N/A
22.	GMO International Developed Equity Allocation Series R5		380131367			0.10%	0.00%	N/A	N/A
23.	GMO Benchmark Free Allocation Series Fund R6		380131383			0.00%	0.00%	N/A	N/A
24.	GMO Core Plus Bond Series Fund R6		380131623			0.00%	0.00%	N/A	N/A
25.	GMO Emerging Countries Series Fund R6		380131656			0.00%	0.00%	N/A	N/A
26.	GMO Foreign Fund Series Fund R6		380131680			0.00%	0.00%	N/A	N/A
27.	GMO Global Asset Allocation Series Fund R6		380131425			0.00%	0.00%	N/A	N/A
28.	GMO Global Equity Allocation Series Fund R6		380131458			0.00%	0.00%	N/A	N/A
29.	GMO International Bond Series Fund R6		380131581			0.00%	0.00%	N/A	N/A
30.	GMO International Equity Allocation Series Fund R6		380131482			0.00%	0.00%	N/A	N/A
31.	GMO Quality Series Fund R6		380131607			0.00%	0.00%	N/A	N/A
32.	GMO U.S. Core Equity Series Fund R6		380131300			0.00%	0.00%	N/A	N/A
33.	GMO International Developed Equity Allocation Series R6		380131359			0.00%	0.00%	N/A	N/A

For purposes of Fund availability to the Brokerage Channels, the parties acknowledge and agree that the term “investment adviser” or “adviser” is intended to include registered investment advisers, third party administrators, banks, trust departments, and family office clients. If a Fund is designated as “NTF to Advisers Only” on this Exhibit C, the Fund may be made available under the No Transaction Fee Fund Program to Correspondents for managed accounts. Fund/Agent acknowledges and agrees that FBS will make institutional share class of funds available to family office clients unless Fund/Agent notifies FBS to the contrary. Fund/Agent further acknowledges and agrees that FBS will make fund shares available on a load-waived basis to accounts maintained for employee benefit plans and accounts maintained through investment advisers unless the Fund/Agent notifies FBS to the contrary.